UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 25, 2010

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

KEARNY FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On May 25, 2010, Kearny Financial Corp. (the “Registrant”) and its wholly owned subsidiary, Kearny Federal Savings Bank (“Kearny Bank”), and Central Jersey Bancorp (“Central Jersey”) and its wholly owned subsidiary, Central Jersey Bank, National Association (“Central Jersey Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Central Jersey will merge with a to-be-formed subsidiary of the Registrant and thereby become a wholly owned subsidiary of the Registrant (the “Merger”).  Immediately thereafter, Central Jersey Bank will merge with and into Kearny Bank (the “Bank Merger”).  Central Jersey Bank will operate as a division of Kearny Bank for at least 18 months after the closing.

Under the terms of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference, shareholders of Central Jersey will receive $7.50 in cash for each share of Central Jersey common stock held.  The Merger Agreement also provides that all options to purchase Central Jersey common stock which are outstanding and unexercised immediately prior to the closing under Central Jersey’s various stock option plans will be cancelled in exchange for a cash payment equal to the positive difference between $7.50 and the exercise price.  The estimated aggregate value of the transaction is $72.3 million.

Central Jersey will use its best efforts to redeem the 11,300 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A previously issued by Central Jersey to the U.S. Department of the Treasury (the "Treasury") under the Capital Purchase Program established as part of the Troubled Asset Relief Program (TARP) immediately before or contemporaneously with the closing.  The warrant issued by Central Jersey to the Treasury in connection with the Treasury’s preferred stock investment will be converted into the right to receive the product of the positive difference between $7.50 and the warrant exercise price multiplied by the number of shares subject to the warrant.

The Merger Agreement contains (a) customary representations and warranties of Central Jersey and the Registrant, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of Central Jersey to conduct its business in the ordinary course until the Merger is completed, and (c) covenants of Central Jersey not to take certain actions  until the Merger is completed without the prior written consent of the Registrant.  Central Jersey has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger by shareholders of Central Jersey, governmental filings and regulatory approvals and expiration of applicable waiting periods, absence of litigation, accuracy of specified representations and warranties of the other parties, and obtaining material permits and authorizations for the lawful consummation of the Merger and the Bank Merger.  The Merger is also conditioned upon Central Jersey’s nonperforming assets, as defined in the Merger Agreement, not exceeding $20.0 million between March 31, 2010 and the closing date.

The executive officers and directors of Central Jersey have agreed to vote their shares of Central Jersey common stock in favor of the approval of the Merger Agreement at the Central Jersey meeting of shareholders to be held to vote on the Merger Agreement.

The Merger Agreement also contains certain termination rights for the Registrant and Central Jersey, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including: final, non-appealable denial of required regulatory approvals for consummation of the Merger; failure of Central Jersey shareholders to approve the Merger; if, subject to certain conditions, the Merger has not been completed by March 31, 2011; a breach by the other party that is not or cannot be cured within 30 days after written notice if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; entry by the Board of Directors of Central Jersey into an alternative business combination transaction; or the failure by the Board of Directors of Central Jersey to hold a meeting of shareholders to vote on the Merger Agreement or to recommend the Merger to its shareholders. If the Merger is not consummated under certain circumstances, Central Jersey has agreed to pay the Registrant a termination fee of up to $2.8 million.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other partues to the Merger Agreement. In addition, such representations and warranties (a) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (c) may have been included in the Merger Agreement for the purpose of allocating risk between the Registrant and Central Jersey rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference in its entirety. The schedules to the Merger Agreement have been omitted. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission (the “SEC”) upon its request.

The Registrant and Central Jersey issued a press release on May 25, 2010 announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference herein.

Forward Looking Statements

The foregoing material contains forward-looking statements concerning Central Jersey and the Registrant.  We caution that such statements are subject to a number of uncertainties and readers should not place undue reliance on any forward-looking statements. Central Jersey and the Registrant do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Item 8.01  Other Events

On May 26, 2010, the Registrant announced that it had completed its previously announced 5% open market stock repurchase program and that its Board of Directors had approved an additional open market stock repurchase program for up to 5% of its outstanding shares (approximately 889,506 shares).  For further information, reference is made to the Registrant’s press release, dated May 26, 2010, which is included with this Form 8-K as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Report.

No.	Description

2.1	Agreement and Plan of Merger, dated as of May 25, 2010, by and among Kearny Financial Corp., Kearny Federal Savings Bank, Central Jersey Bancorp and Central Jersey Bank, National Association

99.1	Press Release, dated May 25, 2010

99.2	Press Release, dated May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: May 27, 2010	By:	/s/ Craig L. Montanaro
Craig L. Montanaro President and Chief Operating Officer

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